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                                 EXHIBIT 23

                        Consent of Independent Auditor
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                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Lexington B & L Financial Corp.
Lexington, Missouri 64067


We hereby consent to the incorporation by reference in the Registration Statement of Lexington B & L Financial Corp. on Form S-8 (File No. 333-29807), of our report dated November 22, 2000, accompanying the consolidated financial statements incorporated by reference in Lexington B & L Financial Corp.'s Annual Report on Form 10-KSB for the year ended September 30, 2000.



/s/ Moore, Horton & Carlson, P.C.


Mexico, Missouri
December 27, 2000